Exhibit 23.2




                      ACCOUNTANTS' CONSENT




The Stockholders and Board of Directors
InteliData Technologies Corporation:

We consent to the use of our reports dated February 5, 1996 on the financial statements and schedule of US Order, Inc. as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference.




                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Washington, D.C.
November 11, 1996